Exhibit 3.2

LIMITED LIABILITY COMPANY AGREEMENT

OF

99 CENTS ONLY STORES LLC

This Limited Liability Company Agreement of 99 Cents Only Stores LLC (the “Company”), dated as of October 18, 2013 (this “Agreement”), is entered into by Number Holdings, Inc., the sole member of the Company (the “Member”).

WHEREAS, the Articles of Organization — Conversion of the Company (the “Articles”) were filed with the Secretary of State of the State of California on October 18, 2013; and

WHEREAS, the Member hereby forms a limited liability company pursuant to and in accordance with the provisions of the California Beverly-Killea Limited Liability Company Act (the “Act”) and subject to the terms, provisions and conditions set forth in this Agreement.

NOW, THEREFORE, the Member hereby agrees as follows:

1.                                      Name.  The name of the Company is 99 Cents Only Stores LLC.  The Company may do business under such other names as the Member shall designate.

2.                                      Term.  The Company’s existence commenced on the date the Articles of Incorporation of 99¢ Only Stores, the Company’s predecessor, were filed with the Secretary of State of California on August 31, 1965 and shall continue until dissolved pursuant to this Agreement.

3.                                      Purpose.  The purpose of the Company is to engage in any lawful activity for which a limited liability company may be organized under the Act.

4.                                      Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of California is as follows:

CT Corporation System
818 West Seventh Street, Suite 200
Los Angeles, California 90017

5.                                      Members.  The name and the business address of the Member is set forth on Exhibit A hereto.

6.                                      Management.  The business and affairs of the Company shall be managed by the Member.  The Member shall have full, complete and exclusive authority and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters, and to perform any and all other acts or activities customary or incident to the management of the Company’s business.  At no time shall the Company have a board of directors, board of managers or similar governing body.

7.                                      No Required Meetings.  No annual or special meetings of the Member shall be required.

8.                                      Officers.  The Member may in its discretion appoint officers of the Company and delegate to such officers such duties as the Member shall deem necessary or appropriate.  Each officer of the Company shall be chosen by the Member in its sole discretion and shall serve at the pleasure of the Member.  Any officer may be removed, with or without cause and with or without advance notice, by the Member at any time.  Any officer may resign at any time by giving written notice to the Company.  Any resignation shall take effect at the time of the receipt of that notice or at any later time specified in that notice.  Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled by the Member.  Any number of offices may be held by the same person.  An officer may, but need not, be a Member of the Company.  The compensation of any officers, if any, shall be determined by the Member.  Nothing contained in this Section 8 shall affect or be construed as affecting the terms of any contract of employment between the Company and any officer.  The initial officers of the Company shall be as follows:

Name	Office

Stéphane Gonthier	President and Chief Executive Officer

Michael Kvitko	Executive Vice President and Chief Marketing Officer

Frank Schools	Senior Vice President, Chief Financial Officer and Treasurer

Robert Adams	Senior Vice President and Chief Information Officer

Michael Green	Interim Senior Vice President, Chief Legal Officer and Secretary

Howard Derman	Senior Vice President, Human Resources

Karim Sheikh	Vice President and Corporate Controller

9.                                      Indemnification of Member.  The Company shall indemnify the Member and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because he or she is or was a Member, officer, employee or other agent of the Company, to the fullest extent permitted by applicable law.

10.                               Bank Accounts.  Company funds may be deposited in the Company’s name in one or more banks, money funds, bank certificates of deposit or government securities to be designated by the Member.  All deposits into and withdrawals from any such Company account shall be made by the Member or such persons as the Member may designate in a writing making specific reference to this Section 10.

11.                               Dissolution.  The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) the bankruptcy or dissolution of the Member or (c) the occurrence of any other event that terminates the continued membership of the Member in the Company or the entry of a decree of judicial dissolution pursuant to Section 17351 of the Act.

12.                               Capital Contributions.  The Member is not required to make any capital contribution to the capital of the Company.  However, the Member may, at any time and in its sole discretion, make contributions to the capital of the Company in the form of cash, services or otherwise.

13.                               Allocation of Profits and Losses.  The Company’s profits and losses shall be allocated to the Member.

14.                               Distributions.  Distributions shall be made solely to the Member at the times and in the aggregate amounts determined by the Member.

15.                               Certificated Interests.  The Company shall issue certificates representing limited liability interests in the Company unless otherwise determined by the Member.

16.                               Article 8 of the Uniform Commercial Code.  The Company hereby irrevocably elects that all limited liability company interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in each State.  Each certificate evidencing limited liability company interests in the Company shall bear the following legend:

“This certificate evidences an interest in 99 Cents Only Stores LLC and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in each State.”

This Section 16 shall not be amended, and any purported amendment to this Section 16 shall not take effect until all outstanding certificates have been surrendered for cancellation.

17.                               Assignments.  The Member may assign in whole or in part its limited liability company interests in the Company; provided that each assignee of a Member’s limited liability company interests shall execute and deliver to the Company a joinder to this Agreement and agree to be bound by the terms of this Agreement with respect to the limited liability company interests acquired.  Following execution and delivery of such joinder, the Company shall update Exhibit A hereto to reflect the assignment.

18.                               Admission of Additional Members.  One or more additional members of the Company may be admitted to the Company only with the prior written consent of the Member.

19.                               No Liability of Members.  The Member shall not have any liability for the obligations or liabilities of the Company, whether arising in contract, tort or otherwise.

20.                               Amendment.  This Agreement may not be modified, waived or amended except in a writing executed by the Member.  Notwithstanding the foregoing, the Member may at any time amend Exhibit A to provide any necessary information regarding additional or substituted Members and changes to percentage interests of the Members.

21.                               Entire Agreement.  This Agreement constitutes the entire agreement concerning the Company’s affairs and the conduct of its business and supersedes all prior agreements and understandings, whether oral or written.  The Company shall have no oral operating agreements.

22.                               Severability.  If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall continue in full force without being impaired or invalidated.

23.                               Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of California without regard to its conflicts of laws principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Member, intending to be legally bound hereby, has duly executed this Agreement as of the date and year first set forth above.

NUMBER HOLDINGS, INC.

By:	/s/ Frank Schools
	Name:	Frank Schools
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to 99 Cents Only Stores LLC Limited Liability Company Agreement]

Exhibit A

Members

Name	Address	Percentage Interest
Number Holdings, Inc.	4000 Union Pacific Avenue Commerce, CA 90023 Attn: CFO	100%